FUN TYME CONCEPTS, INC.
                                 290 Wild Avenue
                          Staten Island, New York 10314


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held on April 21, 1997

To the Shareholders of FUN TYME CONCEPTS, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of FUN TYME CONCEPTS, INC. (the "Corporation") will be held at Klarman & Associates at 14 East 60th Street, New York, New York 10022 on April 21, 1997 at 10:00 a.m., New York time, for the following purposes:

     1. To elect three Directors to the Corporation's Board of Directors to hold office for a period of one year or until their successors are duly elected and qualified.

     2. To vote on the proposal to reverse-spilt the Corporation's outstanding shares on a 1 for 3 basis.

     3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on March 21, 1997 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of the Corporation, in writing, prior to the Annual Meeting of Shareholders.

                                              By order of the Board of Directors

                                                        Richard Rosso, Secretary
Dated: April 1, 1997

         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                             FUN TYME CONCEPTS, INC.
                                 290 Wild Avenue
                          Staten Island, New York 10314


                                 PROXY STATEMENT

                                       FOR

                         Annual Meeting of Stockholders
                          To Be Held on April 21, 1997


          This proxy statement and the accompanying form of proxy have been mailed on , 1997 to the stockholders of record on March 21, 1997 of Fun Tyme Concepts, Inc., a New York corporation (the "Corporation") in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting to be held on April 21, 1997 and at any adjournment thereof.

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

          Shares of the Corporation's common stock (the "Common Stock") represented by an effective proxy in the accompanying form will, unless contrary instructions are specified in the proxy, be voted FOR (i) the election of the three (3) persons nominated by the Board of Directors as directors and (ii) the proposal to reverse-spilt the Corporation's outstanding shares on a 1 for 3 basis (1 new share for every 3 shares presently owned).

         Any such proxy may be revoked at any time before it is voted. A stockholder may revoke this proxy by notifying the Secretary of the Corporation either in writing prior to the Annual Meeting or in person at the Annual Meeting, by submitting a proxy bearing a later date or by voting in person at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy, at the Annual Meeting and entitled to vote thereon is required to elect the directors. A stockholder voting through a proxy who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors. A stockholder voting through a proxy who abstains with respect to approval of any other matter to come before the meeting is considered to be present and entitled to vote on that matter and is in effect a negative vote, but a stockholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

          The Corporation will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from stockholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of the Corporation's Common Stock held of record by such persons, and the Corporation may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

          The Corporation's Annual Reports on Form 10-KSB for the year ended March 31, 1996 and quarterly report for the nine month period ended December 31, 1996 accompanies this proxy statement. The principal executive offices of the Corporation are located at 290 Wild Avenue, Staten Island, New York 10314 the Corporation's telephone number is (718) 761-6100.

Independent Public Accountants

          The Board of Directors of the Corporation has selected Richard A Eisner & Co., Certified Public Accountants, as independent accountants of the Corporation for the calander year ending March 31, 1997. Stockholders are not being asked to approve such selection because such approval is not required. The audit services provided by Richard A Eisner & Co., consisted of examination of financial statements, services relative to filings with the Securities and Exchange Commission, and consultation in regard to various accounting matters. Representatives of Richard A Eisner & Co. are expected to be present at the meeting and will have the opportunity to make a statement if they so desire and answer appropriate questions.

                    VOTING SECURITIES AND SECURITY OWNERSHIP
                   OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The securities entitled to vote at the meeting are the Corporation's Common Stock, $.01 par value per share. The presence, in person or by proxy, of a majority of shares entitled to vote will constitute a quorum for the meeting. Each share of Common Stock entitles its holder to one vote on each matter submitted to stockholders. The close of business on March 21, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournment thereof. At that date, 2,676,000 shares of Common Stock were outstanding. Voting of the shares of Common Stock is on a non-cumulative basis.

         The following table sets forth information as of April 1, 1997, with respect to the beneficial ownership of shares of Common Stock by (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), known by the Corporation to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director, and (iii) all officers and directors as a group. Except to the extent indicated in the footnotes to the following table, each of the individuals listed below possesses sole voting power with respect to the shares of Common Stock listed opposite his name.





                                                  Number of           Percentage of
Name and Address                                  Shares              Shares Owned (1)
Daniel Catalfumo (2)(3)                           512,365             19.1%
c\o Fun Tyme Concepts, Inc.
290 Wild Avenue
Staten Island, New York 10314

Richard Rosso (3)(4)                              362,278             13.7%
c\o Fun Tyme Concepts, Inc.
290 Wild Avenue
Staten Island, New York 10314

Daniel Buchanan (9)                               15,000              *
c/o Fun Tyme Concepts, Inc
290 Wild Avenue
Staten Island, New York 10314

Imafina, S.A (10)                                 500,000             17.1% (11)
Route de Beaumont
4 case 952 ch 1700
Fribourg, Switzerland

All officers and directors                        889,643             33.2%
as a group (3 persons) (2)-(4)(9)

*        Less than 1%

     (1) Does not include (i) 1,500,000 shares issuable upon the exercise of the Warrants (the 1,500,000 shares of Common Stock issuable upon the exercise of the Warrants are included in the percentage calculation of Imafina, S.A.'s share holdings) (ii) 250,000 shares issuable upon the exercise of the Underwriter's Warrants and the Warrants issuable upon the exercise thereof and 150,000 shares issuable under the Company's Senior Management Incentive Plan, of which 15,000 shares have been issued subject to a vesting schedule.

     (2)  Includes  an  aggregate  of 151,365  shares of Common  Stock  owned by
members  of  Daniel  Catalfumo's   family,  of  which  Mr.  Catalfumo  disclaims
beneficial  ownership.

     (3) Includes 6,278 shares of Common Stock owned by Richard Rosso's parents, of which Mr. Rosso disclaims beneficial ownership.

     (4) Includes 250,000 shares of Common Stock and 250,000 shares of Common Stock issuable upon the exercise of outstanding Warrants.

Certain Reports

         No person who, during the year ended March 31, 1996, was a director, officer or beneficial owner of more than ten percent of the Corporation's Common Stock (which is the only class of securities of the Corporation registered under Section 12 of the Securities Exchange Act of 1934 (the "Act") (a "Reporting Person") failed to file on a timely basis, reports required by Section 16 of the Act during the most recent fiscal year or prior years. The foregoing is based solely upon a review by the Corporation of Forms 3 and 4 during the most recent fiscal year as furnished to the Corporation under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and any representation received by the Corporation from any reporting person that no Form 5 is required, except as described herein.

                               RECENT DEVELOPMENTS

NEED TO UPDATE STATUS OF NEW BRUNSWICH LEASE, ONTARIO ACQUISITON,
CHINA PROJECTS AND DELTA PLY STRATEGIC ALLIANCE


        It is expected that the following will be considered at the meeting and action taken thereon.

                            I. ELECTION OF DIRECTORS

          The Board of Directors currently consists of four members elected for a term of one year and until their successors are duly elected and qualified.

          An affirmative vote of a plurality of the shares of Common Stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote thereon is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate this will occur.

         The following table sets forth as of April 1, 1997 with respect to the three nominees for election as directors of the Corporation:

                                             Position with Corporation;                   Continually
Name                                         Principal Occupation and Age                 Since

Daniel Catalfumo                             President and Director, 39                   1993

Richard Rosso                                Secretary, Treasurer and Director, 39        1993

Dan Buchanan                                 Director, 49                                 1995

     All directors hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Officers are elected annually by, and serve at the discretion of the Board of Directors. Richard Rosso is Daniel Catalfumo's uncle.

     Daniel Catalfumo has been the president and a director of the Company since its inception in 1993. From 1982 to November 1994, Mr. Catalfumo was the sole shareholder, officer and director of Professional Tile Contracting Co., a tile contracting company located in Brooklyn, New York. Professional Tile Contracting Co. completed over 200 projects in fiscal

     1994, many of which were for homeowners in the New York area. The largest project undertaken by Professional Tile Contracting Co. during fiscal 1994 was the U.S. Navy Homeport Housing, which project represents the largest construction site in the history of Staten Island. Mr. Catalfumo has overseen all facets of Professional Tile Contracting Co.'s business, including management of operations, supervision of employees on job sites, sales and marketing.

         Richard Rosso has been the secretary, treasurer and a director of the Company since its inception in 1993. From 1983 to November 1994, Mr. Rosso was the owner of Dynamic Dental Labs located in Brooklyn, New York. Mr. Rosso operated Dynamic Dental Labs for over ten years, servicing over 1,000 area dentists. His experience includes everyday operations with employees, marketing and sales, and dealing with many dentists in the Bay Ridge Business Association.

         Dan Buchanan was engaged as a consultant to the Company and elected as a Director in December 1995. Since 1990, Mr. Buchanan has been the President of Delta Play Ltd., a Canadian corporation, which manufactures children's play equipment, including the soft sculptured modular foam play mazes used by the Company.

         The directors of the Company are elected annually by the shareholders and the officers are appointed annually by the board of directors. Vacancies on the board of directors may be filled by the remaining directors. Each director and officer will hold office until the next annual meeting of shareholders, or until his successor is elected and qualifompany or to join with any such company in acquiring another entity or business.

         As permitted under New York Corporation Law, the Company's certificate of incorporation eliminates the personal liability of the directors to the Company or any of its shareholders for damages for breaches of their fiduciary duty as directors. As a result of the inclusion of such provision, shareholders may be unable to recover damages against directors for actions taken by them which constitute negligence or gross negligence or that are in violation of their fiduciary duties. The inclusion of this provision in the Company's Certificate of Incorporation may reduce the likelihood of derivative litigation against directors and other types of shareholder litigation.

Board Meetings, Committees and Compensation

         During the year ended December 31, 1996, no meetings of the Board of Directors were held and action was taken on four (4) occasions by unanimous written consent of the Board of Directors in lieu of meeting. The Corporation does not pays its directors for their attendance at meetings of the board of Directors and committee meetings.

         The Board of Directors recommends that you vote "FOR" the nominees for Director.


                   EXECUTIVE COMPENSATION AND RELATED MATTERS

                             Executive Compensation

                           Summary Compensation Table

                               Annual Compensation


(a)                           (b)               (c)                  (d)             (e)
Name and Principal            Year Ended                                             Other
Annual
Position                      12/31             Salary($)             Bonus($)
Compensation

Daniel Catalfumo              1995              $ 75,489              -0-            -0-
 President and Director       1994                15,235              -0-            -0-


Richard Rosso                 1995              $ 86,553              -0-            -0-
 Secretary, Treasurer         1994                15,235              -0-            -0-
 and Director


Employment and Consulting Agreements

         In April 1995, the Company entered into employment agreements with both of its officers, Daniel Catalfumo and Richard Rosso. Such officers are presently full-time and pursuant to the terms of their agreements shall receive compensation at a rate of $100,000 annually, with 10% yearly escalations during the term of the agreement. The agreements are for a term of five years expiring April 2000. Pursuant to the terms of the agreements each employee is to receive a yearly bonus equal to five percent (5%) of the first $200,000 (only after reaching $100,000), seven and one-half percent (7 1/2%) for all amounts between $200,000 and $400,000 and ten percent (10%) of all amounts over $400,000, of the after-tax profit of the Company.

         In March 1995, the Company entered into a two-year consulting agreement with two individuals for the purpose of managing, designing and teaching the toddler classes and programs. Pursuant to the terms of the agreement, the consultants jointly receive 25% of the net profit received from the operation of such classes.

         In December 1995, the Company entered into a two-year consulting agreement with Dan Buchanan to become a member of the Company's Board of Directors and to provide the Company with consulting services in locating and designing additional Fun Bubble facilities and with respect to informing the Company as to changes and innovations in the children's entertainment industry. Pursuant to the terms of the consulting agreement, the Company issued

15,000 restricted shares of Common Stock to the consultant under its Senior Management Incentive Plan. The consultant and Company entered into a restrictive share agreement whereby 3,750 shares vested 30 days from grant and 3,750 shares vest six months from the execution of the agreement and each six month period thereafter until the shares are fully vested. Pending the vesting of these shares, the Company's counsel shall hold such shares in escrow.

Senior Management Incentive Plan

         In February 1995, the board of directors adopted the Senior Management Incentive Plan (the "Management Plan"), which was adopted by shareholder consent. The Management Plan provides for the issuance of up to 150,000 shares of the Company's Common Stock in connection with the issuance of stock options and other stock purchase rights to executive officers and other key employees.

         The adoption of the Management Plan was prompted by its desire to provide the board with sufficient flexibility regarding the forms of incentive compensation which the Company will have at its disposal in rewarding executive officers, key employees and consultants who render significant services to the Company. The board of directors intends to offer key personnel equity ownership in the Company through the grant of stock options and other rights pursuant to the Management Plan to enable the Company to attract and retain qualified personnel without unnecessarily depleting the Company's cash reserves. The Management Plan is designed to augment the Company's existing compensation programs and is intended to enable the Company to oonsultants a personal interest in the Company's growth and success through awards of either shares of Common Stock or rights to acquire shares of Common Stock.

         The Management Plan is intended to attract and retain key executive management personnel whose performance is expected to have a substantial impact on the Company's long-term profit and growth potential by encouraging and assisting those persons to acquire equity in the Company. It is contemplated that only those executive management employees (generally the Chairman of the Board, Vice-Chairman, Chief Executive Officer, Chief Operating Officer, President, and Vice-Presidents of the Company) who perform services of special importance to the Company will be additional management employees and has not engaged in any solicitations or negotiations with respect to the hiring of any management employees. As of the date of this Prospectus, the Company's officers and directors are Daniel Catalfumo, Richard Rosso and Dan Buchanan. A total of 150,000 shares of Common Stock have been reserved for issuance under the Management Plan. Pursuant to the terms of his consulting agreement, Dan Buchanan received 15,000 restricted shares under the Management Plan, which shares vest pursuant to a two year vesting schedule, currently 3,750 have vested. In December 1996 the Company granted to each of Daniel Catalfumo and Richard Rosso options to purchase 5,000 shares at the then current market price. It is anticipated that awards made under the Management Plan will be subject to three-year vesting periods, although the vesting periods are subject to the discretion of the Administrator.

         Unless otherwise indicated, the Management Plan is to be administered by the Board of Directors or a committee of the Board, if one is appointed for this purpose (the Board or such committee, as the case may be, shall be referred to in the following description as the "Administrator"). Subject to the specific provisions of the Management Plan, the Administrator will have the discretion to determine the recipients of the awards, the nature of the awards to be granted, the dates such awards will be granted, the terms and conditions of awards and the interpretation of the Management Plan, except that any award granted to any employee of the Company who is also a director of the Company shall also be subject, in the event the persons serving as members of the Administrator of such plan at the time such award is proposed to be granted do not satisfy the requirements regarding the participation of "disinterested persons" set forth in Rule 16b-3 ("Rule 16b-3") promulgated under the Exchange Act, to the approval of an auxiliary committee consisting of not less than two individuals who are considered "disinterested persons" as defined under Rule 16b-3. As of the date hereof, the Company has not yet determined who will serve on such auxiliary committee, if one is required. The Management Plan generally provides that, unless the Administrator determines otherwise, each option or right granted under a plan shall become exercisable in full upon certain "change of control" events as described in the Management Plan, or subject to any right or option granted under the Management Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Administrator will make appropriate adjustments to such plans and the classes, number of shares and price per share of stock subject to outstanding rights or options. Generally, the Management Plan may be amended by action of the Board of Directors, except that any amendment which would increase the total number of shares subject to such plan, extend the duration of such plan, materially increase the benefits accruing to participants under such plan, or would change the category of persons who can be eligible for awards under such plan must be approved by affirmative vote of a majority of shareholders entitled to vote. The Management Plan permits awards to be made thereunder until November, 2004.

         Directors who are not otherwise employed by the Company will not be eligible for participation in the Management Plan. The Management Plan provides for four types of awards: stocks options, incentive stock rights, stock appreciation rights (including limited stock appreciation rights) and restricted stock purchase agreements, as described below.

Certain Relationships and Related Transactions

         The Company was incorporated in the State of New York on April 19, 1993 and filed an amendment to its Certificate of Incorporation changing its authorized capital and providing for a 19,000-to-1 stock split, in May 1995.

         In November 1993, the Company loaned $2,500 to Richard Rosso, which loan accrued interest at 6% per annum. The loan was evidenced by a note issued by Mr. Rosso to the Company. The principal amount and accrued interest on the loan was repaid in November, 1994.

         In August 1994, the Company sold in a private placement 3,800,000 shares of its Common Stock for stock subscriptions of $886,902, of which $295,900 of the proceeds were received between May 1993 and March 31, 1994 and the balance was received between April 1994 and April 30, 1995. This offering was made by the Officers and directors of the Company to family members, relatives and friends. Daniel Catalfumo and Richard Rosso each purchased 722,000 shares in said private placement. $13,300 of the subscription price for the shares purchased by Daniel Catalfumo was paid in the form of tile work provided to the Staten Island Fun Bubble by Professional Tile Contracting Co., a company wholly owned by Mr. Catalfumo. As partial payment for the shares purchased by Daniel Catalfumo and Richard Rosso, was the issuance of a promissory note in the amount of $50,000 to Delta Play Ltd., for the purchase of play equipment, which equipment is used in the Staten Island Fun Bubble.

         In purchasing the play maze from Delta Play, Ltd., the officers of the Company personally executed a $50,000 promissory note and the Company paid $80,000 in cash and had a leasing company purchase the balance of the equipment. The Company executed a capital lease with Manufacturer's Lease Company for $75,000, which lease is guaranteed by the Company's officers. Dan Buchanan, a director of the Company is the president and principal shareholder of Delta Play Ltd. The note executed by the officers accrues interest at 10% per annum. Principal and interest are payable in 24 equal monthly payments of $2,307.25 commencing October 15, 1994.
Payments under this note are current.

         In addition to the personal note executed, the Company paid $80,000 to Delta Play Ltd., and entered into a lease agreement with Manufacturer's Lease Company. Messrs Catalfumo and Rosso personally guaranteed the payment of the lease. The lease is for a term of 60 months, commencing September, 1994 at a cost of $2,079.05 per month. The perest at 22.18% per annum. Upon the payment of the lease in full, the Company will have an option to purchase the equipment upon the payment of $1.00.

         In November 1994 and December 1994, the Company issued promissory notes of $25,000 and $8,300 to Joseph Rosso and Frank Catalfumo, respectively. The notes accrued interest at the rate of 18% per annum. The notes and accrued interest were repaid in August 1995. The proceeds of the loans were utilized for working capital.

         In February 1995, the Company advanced $3,000 to each of Messrs. Catalfumo and Rosso, the Company's officers, which advances were repaid during July 1995 and December 1995. The advances accrued interest at a rate of 6% per annum.

         In March 1995, the Company issued 50,000 shares of Common Stock to Lampert & Lampert the Company's prior counsel in lieu of legal fees and expenses aggregating $500.

         In May 1995, but prior to the 19,000-to-1 stock split, the Selling Shareholders returned to the Company's treasury an aggregate of 1,767,000 or 75% of the shares of Common Stock owned by such Shareholders, on a pro-rata basis, whereby they retained an aggregate of 589,000 shares of Common Stock. As compensation for the return of their shares of Common Stock, the Selling Shareholders received "piggyback" registration rights. At the same time, each officer returned 361,000 shares of Common Stock to the Company's treasury, for no remuneration or compensation. In connection with the return of a portion of their shares of Common Stock held by the Selling Shareholders, the Company recorded a compensation charge of $229,500, which charge was based on the increase in percentage ownership of the Company received by the officers.


         In July 1995, the Company issued a promissory note of $6,500 to Daniel Catalfumo, which accrued interest at the rate of 18% per annum. During this period, Daniel Catalfumo advanced an additional $5,000 to the Company, which advance did not accrue interest. In addition, the Company issued notes in the amount of $6,500 and $17,000 to Sal Catalfumo and Frank Catalfumo, respectively, which notes accrued interest at the rate of 18% per annum. All of these notes and the advance from Daniel Catalfumo were repaid in August 1995. The proceeds of the loans were utilized for working capital.

         In December 1995, the Company entered into a two-year consulting agreement with Dan Buchanan to become a member of the Company's Board of Directors and to provide the Company with consulting services in locating and designing additional Fun Bubble facilities, and with respect to informing the Company as to changes and innovations in the children's entertainment industry. Pursuant to the terms of the consulting agreement, the Company issued 15,000 restricted shares of Common Stock to the consultant under its Senior Management Incentive Plan. The consultant and Company entered into a restrictive share agreement whereby 3,750 shares vested 30 days from grant and 3,750 shares vest six months from the execution of the agreement and each six month period thereafter until the shares are fully vested. Pending the vesting of these shares, the Company's counsel shall hold such shares in escrow.

         The Company issued three promissory notes in the aggregate amount of $200,000, two notes in the aggregate principal amount of $100,000 in January 1996 and one note in the principal amount of $100,000 in February, 1996, to unaffiliated parties, bearing interest at 18% per annum. The principal amount of each note was payable together with accrued interest, on the earlier of July 1, 1997 and the consummation of an initial public offering of the Company's securities, which was repaid upon the closing of the Company's initial public offering. Initially the notes matured on the earlier of six months from issuance and the consummation of an initial public offering of the Company's securities. The Company requested that holders of the notes amend the term of maturity of the notes to the earlier of July 1997 and the consummation of an initial public offering. The two notes issued in January 1996 were personally guaranteed by the Company's officers.

     For information on the Company's employment agreements, see "Employment and Consulting Agreements."


                                         II. REVERSE-STOCK SPLIT

         Management of the Corporation is of the opinion that a reverse-spilt of the Corporation's stock 1 for 3 (1 new share for every 3 old shares) is in the best interests of the Corporation's





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     shareholders.  All  fractional  shares  will be  rounded  up or down to the nearest whole shares. No cash will be paid for any fractions of shares.

         Currently, the Corporation's Common Stock is quoted on the Nasdaq SmallCap Stock Market ("Nasdaq"). The Corporation has recently received notice from Nasdaq that the bid price of the Corporation's Common Stock has traded below the minimum bid price of $1.00 for over ten consecutive days, thus subjecting the Corporation to possible de-listing. In order to continue to have its Common Stock listed on Nasdaq, the Corporation is required to maintain (i) total assets of at least $2,000,000, (ii) total stockholders' equity of $1,000,000, (iii) a minimum bid price of $1.00, (iv) one market maker, (v) 300 stockholders, (vi) at least 100,000 shares in the public float and (vii) a minimum market value for the public float of $200,000. In the event the Corporation's Common Stock is delisted from the Nasdaq, trading, if any, of the Corporation's securities would thereafter be conducted in the over-the-counter market on the OTC Bulletin Board. Consequently, an investor may find it less liquid, therefore being more difficult to dispose of, or to obtain accurate quotations as to the price of the Company's securities.

         At present, the bid price of the Corporation's Common Stock is below $1.00. The proposed reverse-split is necessary to keep the Corporation in compliance with Nasdaq's continued listing requirements. Management believes that a reverse-split of the Corporation's stock is the best strategy to keep the Corporation in compliance with the continued listing requirements of the Nasdaq SmallCap Market.

         The reverse-split will be effected by an amendment to the Corporation's Certificate of Incorporation whereby the Corporation will reduce its present issued and outstanding shares from 2,676,000 shares to 892,000 shares. The record date for purposes of calculating the reverse-split will be April __, 1997, and the effective date of the reverse-split will be the commencement of business the day after the Amendment to the Corporation's Amendment to its Certificate of Incorporation is filed.

                              FINANCIAL INFORMATION

          A COPY OF THE CORPORATION'S ANNUAL REPORTS ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFOR SENT TO ALLEAN GOODE, SECRETARY, FUN TYME CONCEPTS, INC., 448 WEST 16TH STREET, NEW YORK, NY 10011. EACH SUCH REQUEST MUST SET FORTH A GOOD FAITH REPRESENTATION THAT AS OF MARCH 21, 1997 THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON SHARES OF THE CORPORATION ENTITLED TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS.







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                               III. OTHER BUSINESS

          As of the date of this proxy statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Stockholder Proposals

          Proposals of stockholders intended to be presented at the Corporation's 1997 Annual Meeting of Stockholders must be received by the Corporation on or prior to __________, 1997 to be eligible for inclusion in the Corporation's proxy statement and form of proxy to be used in connection with the 1997 Annual Meeting of Stockholders.

                                             By Order of the Board of Directors,


                                                                   Richard Rosso
                                                                       Secretary

April 1, 1997

          WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE
COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED
ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED
STATES OF AMERICA.






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